UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2018

Performance Food Group Company

(Exact name of registrant as specified in its charter)

Delaware	001-37578	43-1983182
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12500 West Creek Parkway Richmond, Virginia		23238
(Address of registrant’s principal executive office)		(Zip code)

(804) 484-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 9, 2018, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Performance Food Group Company (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (as so amended and restated, the “Bylaws”) to (i) adopt a majority voting standard in uncontested director elections and (ii) implement a proxy access framework (which will be applicable commencing at the Company’s 2019 annual meeting of stockholders). The Bylaws became effective immediately.

Majority Voting Standard

Article II, Section 2.06 of the Bylaws has been amended to provide that, in uncontested director elections, a nominee for director will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. The Bylaws retain plurality voting for contested director elections. Previously, the Company had plurality voting in all director elections.

In connection with the adoption of a majority voting standard, the Board also adopted a director resignation policy, whereby incumbent directors who do not receive a majority of votes cast in an uncontested election are required to tender their resignation to the Board for its consideration in accordance with such policy.

Proxy Access

Article II, Section 2.13 of the Bylaws has been added to permit a stockholder, or a group of up to 20 stockholders, to nominate and include in the Company’s proxy materials for any annual meeting of stockholders director candidates constituting up to the greater of 2 individuals or 20% of the Board, provided that (i) such stockholder or the stockholder group, as applicable, owns 3% or more of the Company’s outstanding common stock (on a net long basis) continuously for at least 3 years and (ii) such stockholder(s) and the nominee(s) satisfy certain procedural and eligibility requirements set forth in Article II, Section 2.13 of the Bylaws.

The procedural and eligibility requirements set forth in Article II, Section 2.13 of the Bylaws include a requirement that a notice of proxy access nomination must be received at the principal executive offices of the Company not less than 120 nor more than 150 calendar days prior to the one-year anniversary of the date that the Company first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders. Article II, Section 2.13 of the Bylaws also includes specified requirements that the nominating stockholder(s) and the nominee(s) provide certain information, representations and agreements to the Company in order to be eligible for proxy access.

The foregoing summary is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The Board has also approved a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board, which amendment will require stockholder approval. The details of such proposed amendment will be set forth in the Company’s proxy statement for its 2018 annual meeting of stockholders.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

3.1	Amended and Restated Bylaws of Performance Food Group Company

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

Date: August 9, 2018	By:	/s/ A. Brent King
	Name:	A. Brent King
	Title:	Senior Vice President, General Counsel and Secretary

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